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                                                                     EXHIBIT 4.0


The Warrant and the securities issuable upon exercise of this Warrant (the "Securities") have not been registered under the Securities Act of 1933 (the "Securities Act") or under any state securities or Blue Sky laws ("Blue Sky Laws"). No transfer, sale, assignment, pledge, hypothecation or other disposition of this Warrant or the Securities or any interest therein may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable Blue Sky Laws or (b) if the Company has been furnished with both an opinion of counsel for the holder, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the Securities Act and applicable Blue Sky Laws, and assurances that the transfer, sale, assignment, pledge, hypothecation or other disposition will be made only in compliance with the conditions of any such registration or exemption.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                              OF CAFE ODYSSEY, INC.

WARRANT NO. PM-                                           Bloomington, Minnesota
               ----                                                June 22, 1999

         This certifies that, for value received, ____________________, or his, her or its successors or assigns ("Holder") is entitled to purchase from Cafe Odyssey, Inc. (the "Company") the number of fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), at the exercise price (the "Exercise Price") and at any time during the period (the "Warrant Exercise Period"), set forth on SCHEDULE A hereto, subject to adjustment as herein provided. Each portion of this warrant set forth on Schedule A shall be exercisable only if the original option or warrant grant to which such portion relates is exercisable or has been exercised after the "Effective Time" (as such term is defined in the Agreement and Plan of Merger dated as of June 1, 1999, among Cafe Odyssey, Inc., Stephen D. King, popmail.com, inc., all of the holders of common stock of popmail.com, inc. and Cafe Odyssey Acquisition Subsidiary, Inc.) (the "Merger Agreement").

         This Warrant is subject to the following provisions, terms and conditions:

         1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Company's principal office in Bloomington, Minnesota, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time within the period above named), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. The Company agrees that the Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Certificates for the Shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

         2. Transferability of this Warrant. This Warrant is issued upon the following terms, to which each Holder consents and agrees:





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                  a.       Until this Warrant is transferred on the books of the
         Company, the Company will treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  b. This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

                  c. Prior to making any disposition of this Warrant or of any of the Shares underlying this Warrant, the Holder will give written notice to the Company describing the manner of any such proposed disposition. The Warrant may not be transferred, and the Shares may not be transferred, without the Holder obtaining an opinion of counsel satisfactory in form and substance to the Company's counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act and applicable Blue Sky laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of counsel.

                  d. Neither this issuance of this Warrant nor the issuance of the Shares underlying this Warrant have been registered under the Securities Act.

         3. Certain Covenants of the Company. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

                  a. Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock ("Common Stock Equivalents") shall be paid by the Company, (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares, or (iii) the Company shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $.05 per share, but in such case any adjustment that would otherwise be required then to be made


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         shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $.05 per share.

                  b. Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to this Section, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  c. Notice as to Adjustment. Upon any adjustment of the Exercise Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of the Warrant, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  d. Effect of Reorganization, Reclassification, Merger, etc. If at any time while any Warrant is outstanding there should be any capital reorganization of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 4(a) hereof), or any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities, or assets with respect to or in exchange for Common Stock, then, as a part of such transaction, lawful provision shall be made so that each Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if such Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Shares issuable upon the exercise of the Warrants) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrants as if the Warrants had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Warrant Holders had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to each Holder such shares



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         of stock, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

                  e. Price Adjustment for Dilutive Common Stock Issuances. If, at any time prior to the exercise of this Warrant, the Company shall (i) issue or sell any securities convertible into or exercisable for Common Stock ("Common Stock Equivalents") without consideration or for consideration per share (in cash, property or other assets) less than the Exercise Price per share on the date of such issuance or sale or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents) at a price (or having an exercise or conversion price per share) less than the Exercise Price on the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at such current market price per share of the Common Stock; and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Any adjustments required by this paragraph shall be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever such event shall occur. Notwithstanding the foregoing provisions, adjustments pursuant to this Section 4(e) shall only be made to those Exercise Prices and that number of Shares which are referenced by those warrants listed on Schedule A with an asterix after the names of the grantees thereof.

         5. No Rights as Stockholders. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a stockholder of the Company.

         6. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

         7. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holders.

         8. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or telefaxed and confirmed to the Holder at his or her address set forth on the records of the Company; or if sent to the Company shall be mailed, delivered, or telefaxed and confirmed to Cafe Odyssey, Inc., 4801 West 81st Street, Suite 112, Bloomington, MN 55437 or to such other address as the Company or the Holder shall notify the other as provided in this Section.

         9. Registration Rights. The Company agrees that, if at any time (but on a one-time basis only) during the Warrant Exercise Period, the Holder of this Warrant, together with the Holders of any other Warrants issued pursuant to the Merger Agreement (the "PM-Warrants") and/or the Holders of any shares



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of Common Stock issuable upon the conversion of the PM-Warrants (such underlying shares as the "PM- Warrant Shares), who ,collectively shall hold not less than 50% of the PM-Warrant Shares issued or issuable upon conversion of the PM-Warrants then outstanding, shall request that the Company file a registration statement covering the resale of all or any part of an amount of shares of Common Stock represented by the PM-Warrants:

                  (a) the Company will promptly notify the Holder and all other registered Holders, if any, of other PM-Warrants and/or PM-Warrant Shares that such registration statement will be filed and that the PM-Warrant Shares which are then held and/or which may be acquired upon the exercise of the PM-Warrants by the Holder and such other Holders will be included in such registration statement at the Holder's and such other Holders' request; and

                  (b) the Company will cause such registration statement to include all PM-Warrant Shares which it has been so requested to include, will take all necessary steps to register or qualify such PM-Warrant Shares under the Securities Act and the securities laws of such states as the Holders may reasonably request, and will use its best efforts to cause such registration statement and qualifications to become effective as soon as practicable.

         The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Section 9 and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided that, the Company need not maintain the effectiveness of any such registration, qualification, notification, or approval, whether or not at the request of the Holders, where the Holders own ten percent (10%) or less of the PM- Warrant Shares issued or issuable upon conversion of the PM-Warrants then outstanding.




























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         IN WITNESS WHEREOF, Cafe Odyssey, Inc. has caused this Warrant to be signed by its duly authorized officer on the date set forth above.

                                    CAFE ODYSSEY, INC.


                                    By:   /s/ Ronald K. Fuller
                                       ------------------------------------
                                    Its:  President
                                        -----------------------------------



























                            PM-Warrant Signature Page


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                                SUBSCRIPTION FORM

         To be signed only upon exercise of Warrant.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________________ of the shares of Common Stock of Cafe Odyssey, Inc. (the "Shares") to which such Warrant relates and herewith makes payment of $_____________ therefor in cash, certified check or bank draft and requests that a certificate evidencing the Shares be delivered to, _______________________________, the address for whom is set forth below the signature of the undersigned:

Dated:
       --------------------



                                 -----------------------------------------------
                                 (Signature)


                                 -----------------------------------------------
                                 -----------------------------------------------
                                 (Address)



                                    X  X  X



                                 ASSIGNMENT FORM

         To be signed only upon authorized transfer of Warrant.

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _____________________________________ the right to purchase shares of Common Stock of Cafe Odyssey, Inc. to which the within Warrant relates and appoints ____________________ attorney, to transfer said right on the books of _________________ with full power of substitution in the premises.

Dated:
       --------------------


                                 -----------------------------------------------
                                 (Signature)


                                 -----------------------------------------------
                                 -----------------------------------------------
                                 (Address)













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                                                                      SCHEDULE A


Pursuant to Item 601 of Regulation S-B, this Schedule has been omitted from this filing. The Registrant will furnish a copy of any omitted Schedule or Exhibit to the Commission upon request.